UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 10,  2013

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

641 Lynnhaven Parkway, Virginia Beach, VA 23452
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On September 10, 2013, Lorelle L. Fritsch notified the Company of her resignation as Senior Vice President, Controller and Chief Accounting Officer of Hampton Roads Bankshares, Inc. (the “Company”), effective immediately. The Company expects that Ms. Fritsch will remain employed by the Company through November 2013 to assist with the transition.

    Also on September 10, 2013 the Company appointed Myra Langston as Senior Vice President, Controller and Chief Accounting Officer of the Company, effective immediately. Ms. Langston, age 37, has served as Senior Vice President and Director of Internal Audit of the Company since December 22, 2009.  Previously, she served as Vice President and Internal Audit Manager of the Company beginning in September,  2002.  In connection with her appointment, Ms. Langston received a $23,000 increase in her annual base salary to $145,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: September 13, 2013	By:	/s/ Paul A. Driscoll
Paul A. Driscoll
Senior Vice President,
Secretary